As filed with the Securities and Exchange Commission on November 12, 1998

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             theglobe.com, inc.
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            (Exact name of registrant as specified in its charter)


                 Delaware                              14-1781422
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 (State of incorporation or organization)    (I.R.S. Employer Identification
                                                          No.)


           31 West 21st Street
               New York, NY                               10010
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 (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                  Name of each exchange on
                 to be so                       which each class is to be
                registered                             registered
           -------------------                  -------------------------

                   None                                   None
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If this form relates to the registration of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration  statement file number to which this form relates:
333-59751

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Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, par value $.001 per share
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                              (Title of class)

      Junior Participating Preferred Stock, par value $.001 per share
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                              (Title of class)

Item 1.   Description of the Registrant's Securities to be Registered.

          This Registration Statement relates to the common stock, par value $.001 per share (the "Common Stock"), of theglobe.com, inc. (the "Registrant"). Reference is made to the information set forth under the caption "Description of Capital Stock" in the Preliminary Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on July 24, 1998 (Registration No. 333-59751) (the "Registration Statement"), as amended by Amendment No. 1 to the Registration Statement dated August 20, 1998, Amendment No. 2 to the Registration Statement dated September 15, 1998, Amendment No. 3 to the Registration Statement dated September 29, 1998, Amendment No. 4 to the Registration Statement dated October 14, 1998, and Amendment No. 5 to the Registration Statement dated November 12, 1998, which information is incorporated herein by reference.


Item 2.   Exhibits.

          3.1  Form of Fourth Amended and Restated Certificate of
               Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement).

          3.2 Form of By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement).

          4.1 Specimen certificate representing shares of Common Stock of the Registrant, par value $.001 per share (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement).

          4.2 Form of Rights Agreement between the Registrant and American Stock Transfer and Trust Company as Rights Agent (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration Statement).

                                 SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 12, 1998

                              theglobe.com, inc.


                              By: /s/ Todd V. Krizelman
                                 ----------------------------------------
                                  Name:    Todd V. Krizelman
                                  Title:   Co-Chief Executive Officer and
                                             Co-President